UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2022

AGILITI, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-40361	83-1608463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6625 West 78th Street, Suite 300

Minneapolis, MN 55439

(Address of principal executive offices, including zip code)

(952) 893-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001	AGTI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2022, Bettyann Bird, Executive Vice President, Strategy and Solution Management at Agiliti, Inc. (the “Company”), notified the Board of Directors of the Company of her decision to retire effective as of June 30, 2022. David Anbari, Agiliti’s Senior Vice President of Operations will succeed Ms. Bird as Senior Vice President, Strategy and Solution Management. Until her retirement on June 30th, Ms. Bird will assist in the transition of her responsibilities to Mr. Anbari.

In consideration of Ms. Bird’s willingness to assist with the executive transition, the Company approved the continued vesting of certain of Ms. Bird’s outstanding stock options and restricted stock units through January 4, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2022

AGILITI, INC.

By:	/s/ James B. Pekarek
Name:	James B. Pekarek
Title:	Executive Vice President and Chief Financial Officer